Exhibit 99.1

SAGENT CONTACT:

Jonathon Singer

jsinger@sagentpharma.com

(847) 908-1605

SAGENT PHARMACEUTICALS ANNOUNCES LEADERSHIP CHANGES

—Jeffrey Yordon Retires as Chairman and CEO;

Board Member, Frank Kung, Ph.D. Appointed Chairman—

—Board Launches Search for Permanent CEO—

—Company Reiterates its Guidance Range for 2015—

SCHAUMBURG, Ill., March 26, 2015 – The Board of Directors of Sagent Pharmaceuticals, Inc. (NASDAQ: SGNT), a leader of specialty pharmaceutical products with a specific emphasis on the injectable market, today announced that Jeffrey Yordon, Chairman and Chief Executive Officer, has informed the Board of his decision to retire from the Company. He will remain a member of the Board. Frank Kung, Ph.D., a well-regarded industry executive and a member of Sagent’s Board since 2006, has been named Chairman. The Board will immediately begin the search for a new CEO. In the interim, the Board has formed an Executive Management Committee to lead the Company.

Mr. Kung said, “On behalf of the entire Board, we want to thank Jeff for his leadership of the Company since its founding nearly a decade ago. He has been instrumental in forging Sagent’s vision and helping to build Sagent into a high growth specialty pharmaceutical company. I will work with management to ensure that the Company continues to build on its strategy and serve the best interests of our shareholders.”

Mr. Yordon said, “It has been an honor to have founded Sagent and to have built it into the successful and growing specialty pharmaceuticals company it is today. I am very proud of our enormous progress and our many accomplishments. I have the highest regard for the Sagent team and continue to have every confidence that the Company’s future is bright. My new role will allow me time to pursue my many personal interests.”

Sagent also announced that James Hussey, who served as the Company’s President, has decided to leave the Company.

Sagent Reiterates its 2015 Guidance Range

The Company reiterated its guidance range for full fiscal year 2015 as outlined in the February 19, 2015 earnings announcement.

Brief Biography of Frank Kung, Ph.D.

Frank Kung, Ph.D. has served as a member of Sagent’s Board of Directors since May 2006. Mr. Kung is a founding member of Vivo Capital, LLC and has been the managing partner since February 1997. Prior to that, Mr. Kung held the positions of co-founder, Chairman and Chief Executive Officer of Genelabs Technologies, Inc. (NASDAQ: GNLB) and co-founder of Cetus Immune Corporation (later acquired by its parent company, Cetus Corporation). Mr. Kung has served on the board of directors of the Emerging Company Governing Body of the Biotechnology Industry Organization (BIO); Mt. Jade Science and Technology Association, West Coast; and the Asian American Manufacturing Association. He was also appointed by the U.S. Secretary of Health and Human Services as a voting member of the National Biotechnology Policy Board. Mr. Kung received a BS in Chemistry from the National Tsing Hua University in Taiwan and a Ph.D. in Molecular Biology and an MBA from the University of California at Berkeley.

About Sagent Pharmaceuticals

Sagent Pharmaceuticals, Inc., founded in 2006, is a global specialty pharmaceutical company focused on developing, manufacturing, sourcing and marketing pharmaceutical products, with a specific emphasis on injectables. Sagent has created a unique, global network of resources, comprising rapid development capabilities, sophisticated manufacturing and innovative drug delivery technologies, resulting in an extensive and rapidly expanding pharmaceutical product portfolio that fulfills the evolving needs of patients.

Forward-Looking Statements

Statements contained in this press release contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact, including our fiscal 2015 guidance, included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give Sagent’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business as of the date of this release. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Sagent’s expectations are not predictions of future performance, and future results may substantially differ from current expectations based upon a variety of factors, risks and uncertainties affecting Sagent’s business, including, among others, our reliance upon our business partners for timely supply of sufficient high quality API and finished products in the quantities we require; the difficulty of predicting the timing or outcome of product development efforts and global regulatory approvals; the difficulty of predicting the timing and outcome of any pending litigation including litigation involving third parties that may have an impact on the timing of Sagent’s product launches; the impact of competitive products and pricing and actions by Sagent’s competitors with respect thereto; the timing of product launches; compliance with FDA and other global governmental regulations by Sagent and its third party manufacturers; changes in laws and regulations; our ability to successfully integrate our newly acquired Omega subsidiary; our ability to realize the expected benefits from our acquisition of and investment in our China and Omega subsidiaries; the additional capital investments we will be required to make in our international subsidiaries to achieve their manufacturing potential; the implementation and maintenance of our new enterprise resource planning software and other related applications; and other such risks detailed in Sagent’s periodic public filings with the Securities and Exchange Commission, including but not limited to Sagent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 16, 2015. Sagent disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law.

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